Exhibit 99.1

TRUBRIDGE ANNOUNCES SECOND QUARTER 2025 RESULTS

MOBILE, ALA. (August 7, 2025) – TruBridge, Inc. (NASDAQ: TBRG), a healthcare solutions company, today announced financial results for the second quarter and six months ended June 30, 2025.

Second Quarter 2025 Highlights*

All comparisons are to the quarter ended June 30, 2024, unless otherwise noted

●	Total bookings of $25.6 million compared to $23.3 million
●	Total revenue of $85.7 million compared to $85.6 million
o	Recurring revenue represented 95% of total revenue
●	Financial Health revenue of $54.3 million compared to $54.5 million
o	Financial Health revenue represented 63% of TruBridge’s total revenue
●	GAAP net income of $2.6 million compared to a net loss of $4.4 million
●	Non-GAAP net income of $7.9 million compared to $3.0 million
●	Adjusted EBITDA of $13.7 million compared to $13.4 million

*As of the third quarter of 2024, TruBridge is now reporting two segments in its financial statements representing the two business units. Financial Health represents the previous Revenue Cycle Management (RCM) segment, and Patient Care represents the previous Electronic Health Record (EHR) segment, including the patient engagement business.

Commenting on the results, Chris Fowler, chief executive officer of TruBridge, Inc., stated, “During the second quarter, we continued to make improvements on many fronts, advancing steadily towards achievement of our long-term objectives. Strong bookings, as well as improved profitability and cash flow, give us confidence in the value we provide to our clients, our position in the market, and the benefits of the work we did to improve the financial health of our business.

“Our north star is client delight, and we are implementing a strategic plan designed to bring our client satisfaction levels back to historical levels and beyond. While we have brought down the top end of our revenue outlook for the full year as a result of client attrition and the reality of signing larger, more complex deals, we are also raising our Adjusted EBITDA range to incorporate the efficiencies realized by our offshoring initiative, our refinement of resource management, and cost optimization. We remain confident that the steps we are taking today to refine and optimize our approach will set us up for success in the quarters and years ahead as we work to deliver exceptional experiences to the communities we serve,” added Fowler.

Financial Guidance

For the third quarter of 2025, TruBridge expects to generate:

●	Total revenue of $85 million to $87 million
●	Adjusted EBITDA of $14 million to $16 million

For the full year 2025, TruBridge expects to generate:

●	Total revenue of $345 million to $350 million; revised from $345 million to $360 million
●	Adjusted EBITDA of $62 million to $67 million; revised from $60 million to $66 million

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

Conference Call

TruBridge will hold a conference call and live webcast to discuss second quarter 2025 results on Friday, August 8, 2025, at 7:30 a.m. Central time/8:30 a.m. Eastern time. To access this interactive teleconference, dial (877) 407-0890 and request connection to the TruBridge earnings conference call. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s investor relations website, investors.trubridge.com.

About TruBridge

TruBridge proudly supports rural and community hospitals and providers in their efforts to stay strong, independent, and deeply rooted in the communities they serve. Backed by more than 45 years of healthcare experience and trusted by over 1,500 clients nationwide, we offer a mix of technology, services, and strategic expertise — including revenue cycle management, electronic health records (EHR) and analytics — all designed singularly for the realities of rural and community healthcare. With a steadfast commitment to keeping care local, TruBridge helps hospitals flourish as the economic heart of their communities, delivering high-quality, personal care close to home. For more information, visit www.trubridge.com.

Investor Relations Contact

Asher Dewhurst, ICR Healthcare

ICR-TBRG@icrinc.com

Media Contact

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@trubridge.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified personnel in a global workforce; disruption from periodic restructuring of our sales force; slower than anticipated development of the market for Financial Health services; potential inability to properly manage growth in new markets we may enter; potential failure to effectively implement a new enterprise resource planning software solution; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our domestic and international business activities; potential litigation against us and investigations; our use of offshore third-party resources; competitive and litigation risk related to the use of artificial intelligence; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to provide accurate and timely information for clinical decision-making; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; failure to protect our intellectual property rights; exposure to significant license fees or damages for intellectual property infringement; interruptions in our power supply and/or telecommunications capabilities; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to various factors; volatility in our stock price; failure to maintain effective internal control over financial reporting; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions; we do not anticipate paying dividends on our common stock; actions of activist stockholders against us; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Condensed Consolidated Statements of Operations

(In '000s, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024 *	2025	2024 *
Revenues
Financial Health	$54,284	$54,509	$110,417	$107,948
Patient Care	31,445	31,091	62,520	61,769
Total revenues	85,729	85,600	172,937	169,717

Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	29,308	30,269	56,499	59,866
Patient Care	11,962	13,073	24,284	25,237
Total costs of revenue (exclusive of amortization and depreciation)	41,270	43,342	80,783	85,103
Product development	8,113	8,207	16,360	18,894
Sales and marketing	8,041	7,815	13,450	14,408
General and administrative	18,076	18,878	37,540	38,274
Amortization	6,290	9,107	12,414	14,975
Depreciation	312	400	603	800
Total expenses	82,102	87,749	161,150	172,454

Operating income (loss)	3,627	(2,149)	11,787	(2,737)

Other income (expense):
Interest expense	(3,065)	(4,242)	(6,447)	(8,315)
Other income	136	91	280	1,514
Total other expense	(2,929)	(4,151)	(6,167)	(6,801)

Income (loss) before taxes	698	(6,300)	5,620	(9,538)

Provision for (benefit from) income taxes	(1,882)	(1,912)	2,581	(3,296)

Net income (loss)	$2,580	$(4,388)	$3,039	$(6,242)

Net income (loss) per common share—basic	$0.17	$(0.29)	$0.20	$0.42
Net income (loss) per common share—diluted	$0.17	$(0.29)	$0.20	$0.42

Weighted average shares outstanding used in per common share computations:
Basic	14,522	14,313	14,446	14,273
Diluted	14,522	14,313	14,446	14,273

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and six months ended June 30, 2024 by $0.9 million and $1.7 million, respectively. These revisions had no cash flow consequences.

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Condensed Consolidated Balance Sheets

(In '000s, except per share data)

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$12,279	$12,324
Accounts receivable, net of allowance for expected credit losses of $5,208 and $5,861	56,432	53,753
Current portion of financing receivables, net of allowance for expected credit losses of $560 and $417	2,727	4,663
Inventories	444	767
Prepaid income taxes	3,459	2,886
Prepaid expenses and other current assets	14,473	15,275
Assets held for sale	445	606
Total current assets	90,259	90,274

Property & equipment, net	2,559	2,294
Software development costs, net	43,317	41,474
Operating lease right-of-use assets	2,617	3,092
Financing receivables, less current portion, less allowance for expected credit losses of $258 and $21	22	232
Other assets, less current portion	8,196	7,786
Intangible assets, net	70,608	76,707
Goodwill	172,573	172,573
Total assets	$390,151	$394,432

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$19,672	$15,040
Current portion of long-term debt	2,980	2,980
Deferred revenue	9,368	10,653
Accrued vacation	5,235	4,770
Income taxes payable	623	3,538
Other accrued liabilities	12,302	15,994
Total current liabilities	50,180	52,975

Long-term debt, less current portion	163,108	168,598
Operating lease liabilities, less current portion	1,827	2,293
Deferred tax liabilities	1,863	1,871
Total liabilities	216,978	225,737

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,700 and 15,522 shares issued	15	15
Additional paid-in capital	204,376	201,066
Retained deficit	(11,913)	(14,952)
Accumulated other comprehensive income	27	45
Treasury stock, 685 and 619 shares	(19,332)	(17,479)
Total stockholders' equity	173,173	168,695

Total liabilities and stockholders' equity	$390,151	$394,432

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Condensed Consolidated Statements of Cash Flows

(In '000s)

(Unaudited)

	Six Months Ended June 30,
	2025	2024 *
Operating activities:
Net income (loss)	$3,039	$(6,242)
Adjustments to net income (loss):
Provision for credit losses	1,609	358
Deferred taxes	(7)	(5,224)
Stock-based compensation	3,310	2,300
Depreciation	603	800
Gain on sale of business	(53)	(1,250)
Amortization of acquisition-related intangibles	6,098	6,253
Amortization of software development costs	6,316	8,722
Amortization of deferred finance costs	259	213
Non-cash operating lease costs	537	897
Gain on disposal of property and equipment	(120)	-
Changes in operating assets and liabilities:
Accounts receivable	(3,967)	(1,085)
Financing receivables	1,825	506
Inventories	323	(318)
Prepaid expenses and other assets	(1,827)	1,502
Accounts payable	5,082	5,750
Deferred revenue	(1,284)	1,769
Operating lease liabilities	(548)	(583)
Other liabilities	(3,191)	(2,375)
Income taxes, net	(3,487)	(263)
Net cash provided by operating activities	14,517	11,730

Investing activities:
Purchase of business, net of cash acquired	-	(664)
Sale of business, net of cash and cash equivalent sold	2,102	21,410
Investment in software development	(8,159)	(9,324)
Purchases of property and equipment	(902)	(306)
Net cash (used in) provided by investing activities	(6,959)	11,116

Financing activities:
Payments of long-term debt principal	(1,750)	(5,750)
Proceeds from revolving line of credit	15,368	21,072
Payments of revolving line of credit	(19,368)	(33,379)
Debt issuance cost	-	(529)
Treasury stock purchases	(1,853)	(358)
Net cash used in financing activities	(7,603)	(18,944)

(Decrease) Increase in cash and cash equivalents	(45)	3,902

Change in cash and cash equivalents included in assets sold	-	(41)
Cash and cash equivalents, beginning of period	12,324	3,848
Cash and cash equivalents, end of period	$12,279	$7,709

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the six months ended June 30, 2024 by $1.7 million. These revisions had no cash flow consequences.

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Consolidated Bookings

(In '000s)

(Unaudited) (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In '000s	2025	2024	2025	2024
Financial Health(1)	$13,705	$13,458	$26,485	$27,849
Patient Care(2)	11,908	9,832	21,109	19,010

Total Bookings	$25,613	$23,290	$47,594	$46,859

(1) Generally calculated as the annual contract value

(2) Generally calculated as the total contract value for system sales and SaaS, and annual contract value for maintenance and support

Annual Contract Value

Effective January 2025, the Company will be providing bookings on an Annual Contract Value (“ACV”) basis in addition to the reported bookings amounts, which has historically represented a mix of ACV and Total Contract Value (“TCV”) for Patient Care. This new methodology of reporting total bookings at ACV represents the newly contracted revenue that is expected to be recognized over a twelve-month period. Over the course of 2025, the Company will be providing total bookings under both methodologies for year over year comparability before fully transitioning to ACV in 2026.

The below table represents bookings at the ACV methodology for the three and six months ended June 30, 2025:

	Three Months Ended June 30,	Six Months Ended June 30,
In '000s	2025	2025
Financial Health	$13,705	$26,485
Patient Care	5,921	10,480

Total Bookings (ACV)	$19,626	$36,965

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Bookings Composition

(In '000s, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In '000s	2025	2024	2025	2024
Financial Health
Net new(1)	$5,067	$6,453	$11,529	$15,446
Cross-sell(1)	8,638	7,004	14,956	12,402
Patient Care
Non-subscription sales(2)	2,730	4,084	5,332	7,534
Subscription revenue(3)	9,178	5,749	15,777	11,477

Total Bookings	$25,613	$23,290	$47,594	$46,859

(1) “Net new” represents bookings from outside the Company’s core client base, and “Cross-sell” represents bookings from existing customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for bookings-to-revenue conversion of four to six months following contract execution.

(2) Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.

(3) Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

Annual Contract Value

Effective January 2025, the Company will be providing bookings on an Annual Contract Value (“ACV”) basis in addition to the reported bookings amounts, which has historically represented a mix of ACV and Total Contract Value (“TCV”) for Patient Care. This new methodology of reporting total bookings at ACV represents the newly contracted revenue that is expected to be recognized over a twelve-month period. Over the course of 2025, the Company will be providing total bookings under both methodologies for year over year comparability before fully transitioning to ACV in 2026.

The below table represents bookings at the ACV methodology for the three and six months ended June 30, 2025:

	Three Months Ended June 30,	Six Months Ended June 30,
In '000s	2025	2025
Financial Health
Net new(1)	$5,067	$11,529
Cross-sell(1)	8,638	14,956
Patient Care
Non-subscription sales(2)	2,730	5,332
Subscription revenue(3)	3,191	5,148

Total Bookings (ACV)	$19,626	$36,965

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Adjusted EBITDA - by Segment

(In '000s)

(Unaudited) (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In '000s	2025	2024 *	2025	2024 *
Financial Health	$7,092	$8,209	$18,373	$15,006
Patient Care	6,651	$5,235	13,601	8,762

Total Adjusted EBITDA	$13,743	$13,444	$31,974	$23,768

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and six months ended June 30, 2024 by $0.9 million and $1.7 million, respectively. These revisions had no cash flow consequences.

TruBridge, Inc.

Reconciliation of Non-GAAP Financial Measures

(In '000s)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA:	2025	2024 *	2025	2024 *
Total Adjusted EBITDA	$13,743	$13,444	$31,974	$23,768
Adjusted EBITDA Margin	16.0%	15.7%	18.5%	14.0%

Depreciation expense	312	400	603	800
Amortization of software development costs	3,245	5,980	6,316	8,722
Amortization of acquisition-related intangibles	3,046	3,126	6,098	6,253
Stock-based compensation	2,097	1,501	3,310	2,300
Severance and other nonrecurring charges	1,416	4,586	3,860	8,430
Interest expense and other income	2,929	4,151	6,340	8,051
Gain on disposal of property and equipment	-	-	(120)	-
Gain on sale of AHT	-	-	(53)	(1,250)
Income (loss) before taxes, as reported	698	(6,300)	5,620	(9,538)
Provision for (benefit from) income taxes	(1,882)	(1,912)	2,581	(3,296)
Net income (loss), as reported	$2,580	$(4,388)	$3,039	$(6,242)
Net income (loss) margin	3.0%	(5.1% )	1.8%	(3.7% )

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and six months ended June 30, 2024 by $0.9 million and $1.7 million, respectively. These revisions had no cash flow consequences.

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

TruBridge, Inc.

Reconciliation of Non-GAAP Financial Measures

(In '000s, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Net Income and Non-GAAP EPS:	2025	2024 *	2025	2024 *
Net income (loss), as reported	$2,580	$(4,388)	$3,039	$(6,242)

Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,046	3,126	6,098	6,253
Stock-based compensation	2,097	1,501	3,310	2,300
Severance and other nonrecurring charges	1,416	4,586	3,860	8,430
Non-cash interest expense	130	107	260	213
Gain on sale of AHT	-	-	(53)	(1,250)
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,405)	(1,957)	(2,830)	(3,349)
Tax shortfall (windfall) from stock-based compensation	-	4	(670)	113

Non-GAAP net income	$7,864	$2,979	$13,014	$6,468

Weighted average shares outstanding, diluted	14,522	14,313	14,446	14,273

Non-GAAP EPS	$0.54	$0.21	$0.90	$0.45

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and six months ended June 30, 2024 by $0.9 million and $1.7 million, respectively. These revisions had no cash flow consequences.

TruBridge, Inc.

Revenue Composition

(In '000s)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024 *	2025	2024 *
Recurring revenues
Financial Health	$53,322	$52,798	$108,586	$104,914
Patient Care	28,115	27,135	55,562	55,678
Total recurring revenues	81,437	79,933	164,148	160,592

Non-recurring revenues
Financial Health	962	1,711	1,831	3,034
Patient Care	3,330	3,956	6,958	6,091
Total non-recurring revenues	4,292	5,667	8,789	9,125

Total revenues	$85,729	$85,600	$172,937	$169,717

*As described in the 2024 Annual Report, certain line items have been revised to correct an error related to the reversal of revenue from customers that was recognized improperly during 2023. These revisions increased revenue for the three and six months ended June 30, 2024 by $0.9 million and $1.7 million, respectively. These revisions had no cash flow consequences.

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the second quarter of 2025 or the fiscal year 2025 to net income for such periods, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

●

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangibles; (iv) stock-based compensation; (v) severance and other nonrecurring charges; (vi) interest expense and other income; (vii) gain on disposal of property and equipment; (viii) gain on sale of AHT; and (ix) the provision for (benefit from) income taxes.

●	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.
●

Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other nonrecurring charges; (iv) non-cash interest expense; (v) gain on sale of AHT; and (vi) the total tax effect of items (i) through (v).

●	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

●

Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

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TruBridge Announces Second Quarter 2025 Results

August 7, 2025

●

Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

●

Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

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Non-cash Interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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Interest expense and other income – Interest expense and other income represents (i) interest incurred on our term loan and revolving credit facility and (ii) non-cash interest expense. We exclude interest expense from non-GAAP financial measures because we believe these amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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Gain on disposal of property and equipment – Gain on disposal of property and equipment represents the excess of proceeds received over the book value of assets disposed of during the period. We exclude gain on disposal of property and equipment from non-GAAP financial measures because we believe (i) the amount of such gain or loss in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gain or loss can vary significantly between periods.

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Gain on sale of AHT – Gain on sale of AHT represents the excess of proceeds received over the net assets sold from our sale of AHT, our previously wholly-owned post-acute business, in January 2024. We exclude gain on sale of AHT from non-GAAP financial measures because we believe the amount relates to a specific transaction and, as such, may not directly correlate to the underlying performance of our business operations.

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Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

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